AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2007
                                                   Registration No. 333-141970


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            _____________________

                           PRE-EFFECTIVE AMENDMENT
                                 NO. 1 TO THE
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                        First Keystone Financial, Inc.
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in Its Charter)


Pennsylvania                                 6035                 23-2576479
_______________________________________________________________________________
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)    Identification
                                                                          No.)


                        First Keystone Financial, Inc.
                            22 West State Street
                          Media, Pennsylvania 19063
                               (610) 565-6210
_______________________________________________________________________________
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)


                          ________________________

                              Thomas M. Kelly
                    President and Chief Executive Officer
                       First Keystone Financial, Inc.
                            22 West State Street
                          Media, Pennsylvania 19063
                              (610) 565-6210

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent for Service)
_______________________________________________________________________________


                                 Copies To:

                            Philip R. Bevan, Esq.
                    Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                                12th Floor
                           Washington, D.C.  20005
                              (202) 347-0300

                      ________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

                                      PROPOSED     PROPOSED
 TITLE OF EACH                        MAXIMUM      MAXIMUM
   CLASS OF             AMOUNT        OFFERING     AGGREGATE      AMOUNT OF
 SECURITIES TO          TO BE         PRICE PER    OFFERING     REGISTRATION
 BE REGISTERED      REGISTERED (1)    SHARE (2)    PRICE (2)       FEE (2)
________________    ______________    _________    _________    ____________

Common stock,
($.01 par value)       400,000         $19.56      $7,824,000    $240.20(3)




____________________

(1) Pursuant to Rule 416, also includes such indeterminate number of additional shares that may be issued to the selling shareholders as a result of any future stock dividends, stock distributions, stock splits or similar capital adjustments to our class of common stock.
(2) The registration fee has been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for a share of common stock of the Registrant, as reported on the Nasdaq Global Market on April 5, 2007.
(3)  Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the shares offered herein:

       SEC registration fee...............  $   842.30
       Legal fees and expenses............      15,000
       Accounting fees and expenses.......       7,500
       Miscellaneous expenses.............    1,657.70
                                             _________
          Total...........................  $25,000.00
                                             =========

Item 15.       Indemnification of Directors and Officers.

     In accordance with the Business Corporation Law of the Commonwealth of Pennsylvania, Article 8 of the Registrant's
Amended and Restated Articles of Incorporation provide as follows:

     Article 8.     Indemnification, etc. of Officers, Directors,
                    Employees and Agents.

          A. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

          B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

          C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

          D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.






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          E.   Insurance.  The Corporation shall have the power
     to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 8.

          F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 8.

          G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

          H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.

     The Company carries a liability insurance policy for its officers and directors.

Item 16.       Exhibits.

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     3.1       Amended and Restated Articles of Incorporation of
               First Keystone Financial, Inc.(1)
     3.2       Bylaws, as amended, of First Keystone Financial, Inc.(2)
     4.0       Form of Stock Certificate of First Keystone Financial,
               Inc.(1)
     5.0       Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
               re: legality(3)
     23.1 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.0)
     23.2      Consent of Deloitte & Touche LLP (independent
               registered public accounting firm for First Keystone Financial, Inc.)
     24.1      Power of Attorney (previously included in Signature
               Page to this Registration Statement)
___________
(1) Incorporated by reference from the Registrant's Registration Statement on Form S-1 (33-84824) filed on October 6, 1994.
(2)  Incorporated by reference from the Annual Report on Form 10-
     K for the fiscal year ended September 30, 2006 filed on December 29, 2006.
(3)  Previously filed.

Item 22.       Undertakings.

    The undersigned Registrant hereby undertakes:

    (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration
    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate,

                              II-2

    represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a) (1) (i) and (a) (1)
    (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

    (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









                              II-3

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended Form S-3 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Commonwealth of Pennsylvania on April 19, 2007.

                             FIRST KEYSTONE FINANCIAL, INC.


                             By:  /s/ Rose M. DiMarco
                             ______________________________
                             Rose M. DiMarco
                             Senior Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                          Title                           Date




/s/Donald S. Guthrie*         Chairman of the Board             April 19, 2007
_________________________
Donald S. Guthrie


/s/ Thomas M. Kelly*          President and Chief Executive     April 19, 2007
_________________________     Officer (principal executive
Thomas M. Kelly               officer)


/s/ Rose M. DiMarco           Senior Vice President and         April 19, 2007
_________________________     Chief Financial Officer
Rose M. DiMarco               (principal financial and
                              accounting officer)

/s/Edmund Jones*              Director                          April 19, 2007
_________________________
Edmund Jones


/s/Donald G. Hosier, Jr.*     Director                          April 19, 2007
_________________________
Donald G. Hosier, Jr.


/s/Marshall J. Soss*          Director                          April 19, 2007
_________________________
Marshall J. Soss


/s/William J. O'Donnell*      Director                          April 19, 2007
_________________________
William J. O'Donnell


_________________________     Director                          April 19, 2007
Bruce C. Hendrixson


/s/ Jerry A. Naessens*        Director                          April 19, 2007
_________________________
Jerry A. Naessens

* By Rose M. DiMarco pursuant to power of attorney.




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